EX-99.906CERT

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officers of First American Minnesota Municipal Income Fund II, Inc. (the “Fund”) do hereby certify, to the best of each such officer’s knowledge, that:

1.                                       The report on Form N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

By:
/s/ Joseph M. Ulrey III
Joseph M. Ulrey III
President

Date: April 29, 2011

By:
/s/ Jill M. Stevenson
Jill M. Stevenson
Treasurer

Date: April 29, 2011